EXECUTION VERSION

Exhibit 10.6

AMENDMENT NO. 5 TO SECURITIES PURCHASE AGREEMENT AND AMENDMENT NO. 1 TO SANCHEZ CONSENT

This AMENDMENT NO. 5 TO SECURITIES PURCHASE AGREEMENT AND AMENDMENT NO. 1 TO SANCHEZ CONSENT (this “Amendment”), is made and entered into this 28th day of March, 2013, by and among ZAZA ENERGY CORPORATION, a Delaware corporation (the “Company”), and each of the holders of Securities (as defined in the Securities Purchase Agreement, as defined below) that is a signatory to this Amendment.

RECITALS

1.            The Company and the holders of the Securities are parties to that certain Securities Purchase Agreement dated February 21, 2012, as amended by (a) a letter agreement dated as of March 1, 2012, (b) a letter agreement dated as of March 22, 2012, (c) that certain Waiver and Amendment No. 1 to Securities Purchase Agreement dated as of June 8, 2012, as amended by that certain letter agreement dated as of June 28, 2012, (d) that certain Waiver and Amendment No. 2 to Securities Purchase Agreement dated as of July 25, 2012, (e) that certain Waiver and Amendment No. 3 to Securities Purchase Agreement dated as of October 16, 2012 and (f) that certain Amendment No. 4 to Securities Purchase Agreement dated as of December 17, 2012 (as amended, the “Existing Securities Purchase Agreement”; and as amended by this Amendment and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”).

2.            Pursuant to the Existing Securities Purchase Agreement, the Company issued, and the holders of Notes purchased, (a) the Company’s 8.00% Senior Secured Notes due February 21, 2017, in the aggregate principal amount of $100,000,000 (collectively, the “Notes”) and (b) the Company’s warrants to purchase 26,315,789 shares of the Company’s Common Stock (as adjusted pursuant to the terms thereof, the “Warrants”).

3.            Pursuant to a letter agreement dated February 20, 2013 (the “Sanchez Consent”),  the holders of the Securities (as defined in the Securities Purchase Agreement) consented to (a) the sale of ZaZa LLC’s right, title and interest in approximately 2,879 acres of Eagle Ford Assets to Sanchez Energy Corporation (the “Sanchez Sale”), (b) the release of Collateral Agent’s Lien on the Eagle Ford Acreage (as defined in the Sanchez Consent),  and (c)  notwithstanding the requirements of paragraph 7B(13) of the Securities Purchase Agreement,  the Company’s receipt and retention of the Net Available Cash from such sale and the deferral of the offer to prepay the Notes with the proceeds from the Sanchez Sale (the “Sanchez Deferral”).

4.            The Company desires to (a) amend the Sanchez Consent to remove the Sanchez Deferral, (b) amend certain provisions of the Existing Securities Purchase Agreement and (c) amend certain provisions of the Warrants.

5.            The holders of the Securities have agreed to make such amendments, in each case subject to the terms and conditions set forth in this Amendment.

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AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

Section 1.

Capitalized Terms.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Securities Purchase Agreement (including, for the avoidance of doubt, any terms defined herein as set forth on Exhibit A hereto), unless the context otherwise requires.

Section 2.

Amendments to Existing Securities Purchase Agreement.  Subject to the satisfaction of the conditions precedent set forth in Section 3, the Existing Securities Purchase Agreement is hereby amended in the manner specified in Exhibit A hereto.  Such amendments are referred to herein collectively as the “Amendments”.

Section 3.

Effectiveness of Amendment to Sanchez Consent and Amendments.  The amendment to the Sanchez Consent set forth in Section 5 and the Amendments shall become effective, and shall be deemed to be in effect (the “Effective Time”),  subject to the last sentence of Section 8, upon satisfaction (or waiver by the holders of the Securities) of all of the following conditions on or before April 1, 2013:

Amendment.  Execution and delivery of this Amendment by the Company and each of the holders of the Securities, and execution and delivery of the Guarantor Acknowledgement attached hereto by the Guarantors.

Representations and Warranties.  The representations and warranties in Section 4 shall be true and correct in all respects on the date hereof.

Issuance of Amended and Restated Warrant Certificates.  Execution and delivery of a copy of an amended and restated Warrant certificate, in the form attached hereto as Exhibit B, by the Company to each Warrant Holder, which is exercisable for the number of Warrant Shares set forth next to such Warrant Holder’s name on Schedule A hereto.  Upon such issuance, the Warrant certificate shall be deemed to amend and restate and supersede any Warrant certificate issued to such Warrant Holder pursuant to the Securities Purchase Agreement prior to the date hereof.  The Company shall promptly deliver an original Warrant Certificate to each Warrant Holder upon receipt of the prior Warrant (or a reasonably acceptable lost warrant certificate and indemnity) from such Warrant Holder.

Expenses.  The Company shall have paid the reasonable fees and disbursements of the holders of the Securities’ special counsel in accordance with Section 10 below.

Section 4.

Representations and Warranties.  To induce the holders of the Securities to enter into this Amendment, consent to the Amendments and to consent to the amendment to the Sanchez Consent set forth in Section 5, the Company hereby represents and warrants to each of the holders of Securities that:

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the execution, delivery and performance of this Amendment (including the Guarantor Acknowledgement attached hereto) have been duly authorized by all requisite corporate or limited liability company authority or other action on the part of the Credit Parties, this Amendment has been duly executed and delivered by the Credit Parties, and this Amendment constitutes the legal, valid and binding obligations of the Credit Parties, enforceable against the Credit Parties in accordance with its terms;

each of the representations and warranties set forth in the Securities Purchase Agreement and the other Transaction Documents are true and correct in all material respects as of the date hereof, except (i) to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date), (ii) that the financial statements referred to in Paragraph 9C shall be deemed to refer to the financial statements most recently delivered by the Company pursuant to Paragraph 6A(i) or 6A(ii), and (iii) as disclosed in the First Amendment or the Third Amendment;

no Default or Event of Default has occurred and is continuing as of the date hereof; and

no events have taken place and no circumstances exist at the date hereof which would give any Credit Party a basis to assert a defense, offset or counterclaim to any claim of any holder of a Security with respect to the obligations of the Credit Parties.

Section 5.

Amendment to Sanchez Consent.  Subject to the satisfaction of the conditions specified in Section 3, each of the holders of Securities hereby agrees that the Sanchez Consent shall be amended by deleting in its entirety the first sentence contained in the third paragraph thereof.

Section 6.	Transaction Document. This Amendment shall be deemed to constitute a Transaction Document for all purposes under the Securities Purchase Agreement.
Section 7.

Amended and Restated Lock-Up Agreement.  Concurrently herewith, the holders of the Securities, the Restricted Stockholders (as defined in the Amended Lock-Up Agreement) and the Company shall execute and deliver an Amended and Restated Lock-Up Agreement in the form attached hereto as Exhibit C (the “Amended Lock-Up Agreement”), which Amended Lock-Up Agreement shall become effective at the Effective Time.

Section 8.

Effect of Amendment.  Except as set forth expressly herein, all terms of the Securities Purchase Agreement shall be and remain in full force and effect.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the holders of Notes under the Securities Purchase Agreement or otherwise, nor constitute a waiver of any provision of the Securities Purchase Agreement.  Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Securities Purchase Agreement without making specific reference to this Amendment, but nevertheless all such references shall include this Amendment unless the context otherwise requires.  Notwithstanding the foregoing, the Amendments to paragraphs 5B, 5C, 6A(ii),  7B(7) and 7B(13) of the Securities Purchase

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Agreement shall cease to be effective and shall be deemed to have not been made to the Securities Purchase Agreement if the Company fails to provide to the holders of the Notes the prepayment amount described in paragraph 5J of the Securities Purchase Agreement on or before April 10, 2013, it being understood that upon such Amendments ceasing to be effective, a Default under paragraph 8A(vi) of the Securities Purchase Agreement shall have occurred as a result of the Company’s failure to deliver in a timely manner the financial statements required pursuant to paragraph 6A(ii) of the Securities Purchase Agreement for the fiscal year of the Company ended December 31, 2012 not subject to a “going concern” qualification.

Section 9.	Release.

In consideration of the agreements of the holders of Securities contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Credit Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges each holder of Securities, and its successors and assigns, and its present and former shareholders, partners, members, managers,  consultants, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives, and all persons acting by, through, under or in concert with any of them (each holder of Securities and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”) of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, recoupment, rights of setoff, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, contingent or mature, suspected or unsuspected, both at law and in equity, which any Credit Party or any of its respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Securities Purchase Agreement, or any of the other Transaction Documents or transactions thereunder or related thereto.

Each Credit Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

Each Credit Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

In entering into this Amendment, each Credit Party has consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the release set forth above does not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof.  The

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provisions of this Section shall survive the termination of this Amendment and the other Transaction Documents and the payment in full of the Notes.

Each Credit Party acknowledges and agrees that the release set forth above may not be changed, amended, waived, discharged or terminated orally.

Section 10.

Fees and Expenses; Indemnification.  Whether or not the amendment to the Sanchez Consent in Section 5 or the Amendments become effective, the Company agrees to pay on demand all reasonable costs and expenses of the holders of the Securities (including the reasonable fees and expenses of the holders of the Securities’ special counsel) in connection with the preparation, negotiation, execution and delivery of this Amendment as provided in paragraph 13B(1) of the Securities Purchase Agreement.  Nothing in this Section shall limit the Company’s obligations pursuant to paragraphs 13B(1) and 13B(2) of the Securities Purchase Agreement.

Section 11.

Governing Law.  THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

Section 12.

Severability.  Whenever possible, each provision of this Amendment and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

Section 13.

Counterparts.  This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

Section 14.	Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
Section 15.

Entire Understanding.  The Existing Securities Purchase Agreement, together with this Amendment, set forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

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Section 16.	Headings. The headings of the sections of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

ZAZA ENERGY CORPORATION

By: _____________________________

Name:

Title:

[Signature Page to Amendment No. 5]

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MSDC ZEC INVESTMENTS, LLC

By:   ___________________________

Name:            Marcello Liguori

Title:            Vice President

[Signature Page to Amendment No. 5]

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SENATOR SIDECAR MASTER FUND LP

By:            Senator Investment Group LP, its investment manager

            By:   ___________________________

            Name:            Evan Gartenlaub

            Title:            General Counsel & Chief                                     Compliance Officer

[Signature Page to Amendment No. 5]

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O-CAP OFFSHORE MASTER FUND, L.P.

By:   ___________________________

Name:

Title:

O-CAP PARTNERS, L.P.

By:   ___________________________

Name:

Title:

CAPITAL VENTURES INTERNATIONAL

By:   ___________________________

Name:

Title:

TALARA MASTER FUND, LTD.

By:   ___________________________

Name:

Title:

BLACKWELL PARTNERS, LLC

By:   ___________________________

Name:

Title:

PERMAL TALARA LTD.

By:   ___________________________

Name:

Title:

[Signature Page to Amendment No. 5]

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WINMILL INVESTMENTS LLC

By:   ___________________________

Name:

Title:

[Signature Page to Amendment No. 5]

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GUARANTOR ACKNOWLEDGEMENT

Each of the undersigned hereby acknowledges and agrees to the terms of the Amendment No. 5 to Securities Purchase Agreement and Amendment No. 1 to Sanchez Consent, dated March 28, 2013 (the “Amendment”), including, without limitation, Section 9 of the Amendment, amending that certain Securities Purchase Agreement, dated February 21, 2012, as amended (as amended, the “Securities Purchase Agreement”), among ZaZa Energy Corporation, a Delaware corporation, and the holders of Securities party thereto.  Each of the undersigned hereby confirms that the Guaranty Agreement to which the undersigned are a party remains in full force and effect after giving effect to the Amendment and continues to be the valid and binding obligation of each of the undersigned, enforceable against each of the undersigned in accordance with its terms.

Capitalized terms used herein but not defined are used as defined in the Securities Purchase Agreement.

Dated as of March 28, 2013.

ZAZA HOLDINGS, INC.,
a  Delaware corporation

By:  ________________________

Name:

Title:

ZAZA ENERGY, LLC,
a  Texas limited liability company

By:  ________________________

Name:

Title:

TOREADOR RESOURCES CORPORATION,
a  Delaware corporation

By:  ________________________

Name:

Title:

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ZAZA ENERGY DEVELOPMENT, LLC, a Texas limited liability company

By:  ________________________

Name:

Title:

ZAZA PETROLEUM MANAGEMENT, LLC, a Texas limited liability company

By:  ________________________

Name:

Title:

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Schedule A

Warrant Holder	WR-#	Adjusted Warrant Shares

MSDC ZEC INVESTMENTS, LLC	19	10,890,490
SENATOR SIDECAR MASTER FUND LP	20	12,251,800
O-CAP OFFSHORE MASTER FUND, L.P.	21	285,876
O-CAP PARTNERS, L.P.	22	394,780
CAPITAL VENTURES INTERNATIONAL	23	1,633,573
TALARA MASTER FUND, LTD.	24	340,327
BLACKWELL PARTNERS, LLC	25	585,363
PERMAL TALARA LTD.	26	435,620
WINMILL INVESTMENTS LLC	27	408,394

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Exhibit A

Paragraph 2C - Interest on the Notes.  Paragraph 2C of the Existing Securities Purchase Agreement is hereby amended by amending and restating the last sentence of clause (i) thereof to read as follows:

“Notwithstanding the foregoing, if the Notes have not been indefeasibly paid in full in cash by February 28, 2014, commencing on such date and at all times thereafter, the Notes shall bear interest at the rate of 10.00% per annum.”

Paragraph 5B - Optional Prepayments.  Paragraph 5B of the Existing Securities Purchase Agreement is hereby amended and restated in its entirety as follows:

“5B  Optional Prepayments.  The Company may prepay the Notes in whole or in part at any time, in a minimum amount of $500,000 (and in multiples of $100,000 in excess thereof) or, if less, the aggregate principal amount outstanding in respect of the Notes, at 100% of the principal amount of the Notes so prepaid, plus all accrued and unpaid interest thereon to, but not including, the prepayment date, with respect to each Note, plus any Applicable Premium.”

Paragraph 5C - Notice of Optional Prepayment.  Paragraph 5C of the Existing Securities Purchase Agreement is hereby amended and restated in its entirety as follows:

“5C  Notice of Optional Prepayment.  The Company shall give the holder of each Note written notice of any optional prepayment pursuant to paragraph 5B not fewer than five Business Days prior to the prepayment date, specifying (i) such prepayment date, (ii) the aggregate principal amount of the Notes to be prepaid on such date (solely in the case of an optional prepayment under paragraph 5B), (iii) the principal amount of the Notes of each holder thereof to be prepaid on that date, (iv) that such optional prepayment is to be made pursuant to paragraph 5B and (v) a calculation of the estimated Applicable Premium, if any, due in connection with any prepayment pursuant to paragraph 5B setting forth the details of such computation.  Notice of optional prepayment having been given as aforesaid, the prepayment price with respect to the principal amount of the Notes to be prepaid, together with accrued and unpaid interest thereon to, but not including, the prepayment date, and any Applicable Premium shall become due and payable on such prepayment date, unless revoked by the Company in writing.    Five Business Days prior to any prepayment pursuant to paragraph 5B, the Company shall deliver to each holder of Notes a certificate of a Responsible Officer specifying the calculation of such Applicable Premium, if any, as of the specified prepayment date.”

Paragraph 5 - Payment of Notes.    Paragraph 5 of the Existing Securities Purchase Agreement is hereby further amended by adding the following new paragraphs 5H, 5I and 5J at the end thereof:

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“5H  Offer to Prepay Notes Upon Certain Other Events.

5H(1)           Offer to Prepay Notes.  Not more than thirty (30) Business Days, and at least five  (5) Business Days, prior to the Company’s or any of its Subsidiaries’ receipt of (i) any amounts released from the escrow account established pursuant to the Escrow Agreement as further described in Section 3 of Exhibit K to the Paris Basin Agreement (the “Escrow Proceeds”) or (ii) any proceeds of any Sale Transaction with respect to the Sweet Home Properties, the Company shall have made an irrevocable written offer, contingent upon the receipt of such Escrow Proceeds or consummation of such Sale Transaction, as the case may be (the “Escrow/Sweet Home Offer”), to each holder of the Notes to prepay within two (2) Business Days of receipt of such Escrow Proceeds or the consummation of such Sale Transaction, as the case may be, at the election of each holder, in an amount equal to the lesser of (A) such holder’s pro rata share of such Escrow Proceeds or the Net Available Cash in respect of such Sale Transaction, as the case may be, and (B) such holder’s pro rata share of the amount required to reduce the aggregate outstanding principal balance of the Notes to $15,000,000 (after giving effect to such prepayment) (the “Escrow/Sweet Home Prepayment Amount”), on a date specified in such offer in compliance with the terms set forth above (the “Escrow/Sweet Home Prepayment Date”).

5H(2)           Escrow/Sweet Home Offer Period.  The Escrow/Sweet Home Offer shall remain open for a period of at least four  (4) Business Days following receipt of such Escrow/Sweet Home Offer (the “Escrow/Sweet Home Offer Period”).

5H(3)           Notice of Escrow/Sweet Home Offer.  The notice in respect of such Escrow/Sweet Home Offer will contain all instructions and materials necessary to enable such holders to receive a prepayment of the Notes pursuant to the Escrow/Sweet Home Offer.  The notice, which will govern the terms of the Escrow/Sweet Home Offer, will state:

(A)     that the Escrow/Sweet Home Offer is being made pursuant to this paragraph 5H and constitutes an irrevocable offer to prepay the Notes pursuant to this paragraph 5H at the election of each holder of the Notes;

(B)     the Escrow/Sweet Home Prepayment Amount with respect to each holder, a brief description of the release of funds from escrow or Sale Transaction, as the case may be, giving rise to the Escrow/Sweet Home Offer, a computation of the aggregate amount of cash payments to be received in connection with such release of funds from escrow or Sale Transaction, as the case may be, and the anticipated Escrow/Sweet Home Prepayment Date, which shall be no more than the lesser of (i) five (5) Business Days after the Escrow/Sweet Home Offer Period terminates and (ii) two (2) Business Days after the Company’s or such Subsidiary’s receipt of such Escrow Proceeds or the consummation of such Sale Transaction; and

Exhibit A-2

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(C)     that upon acceptance by such holder, the Company will prepay the Escrow/Sweet Home Prepayment Amount to which such holder is entitled as specified in such notice (together with accrued interest and any Applicable Premium as provided in paragraph 5H(5) of this Agreement) on the Escrow/Sweet Home Prepayment Date.

5H(4)           Acceptance of Escrow/Sweet Home Offer.  To accept such Escrow/Sweet Home Offer, a holder of Notes shall cause a notice of such acceptance to be delivered to the Company not later than the expiration of the Escrow/Sweet Home Offer Period, provided, that failure to accept such offer in writing by such date shall be deemed to constitute an acceptance of the Escrow/Sweet Home Offer.  If so accepted by any holder of a Note, the Escrow/Sweet Home Prepayment Amount with respect to such holder (together with accrued interest and any Applicable Premium as provided in paragraph 5H(5) below) shall be due and payable on the Escrow/Sweet Home Prepayment Date.

5H(5)           Amount of Escrow/Sweet Home Prepayment.  Prepayment of the Notes to be prepaid pursuant to this paragraph 5H shall be at an amount equal to 100% of the outstanding principal amount of such Notes being prepaid, together with accrued and unpaid interest on the principal amount being prepaid to, but not including, the date of prepayment, plus any Applicable Premium.

5H(6)             Ratable Offer.  All principal prepayments contemplated herein will be offered on a pro rata basis to all holders of the Notes, and if any holder(s) declines such prepayments, its pro rata share of such prepayments shall be reallocated on a pro rata basis to those holders accepting such prepayments.

5I  Offer to Prepay Notes on February 28, 2014.

5I(1)           Offer to Prepay Notes.  If, at least ten (10) Business Days before February 28, 2014, the Company expects that the aggregate outstanding principal amount of the Notes will exceed $15,000,000 on February 28, 2014 (or, in the event the Company does not have such expectation but the aggregate outstanding principal amount of the Notes in fact exceeds $15,000,000 on February 28, 2014), the Company shall immediately (and on such date) make an irrevocable written offer (the “2014 Offer”), to each holder of the Notes to prepay, at the election of each holder, a principal amount of the Notes of such holder equal to such holder’s pro rata share of the amount by which the aggregate outstanding principal amount of the Notes on such date exceeds $15,000,000 (the “2014 Prepayment Amount”), on February 28, 2014 (or, in the event the Company does not have such expectation but the aggregate outstanding principal amount of the Notes in fact exceeds $15,000,000 on February 28, 2014, a date specified in such offer which date shall be not more than ten (10) Business Days after such date) (the “2014 Prepayment Date”).

Exhibit A-3

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5I(2)           2014 Offer Period.  The 2014 Offer shall remain open for a period of at least eight (8) Business Days following receipt by the holders of the notice referred to in paragraph 5I(3) below (the “2014 Offer Period”).

5I(3)           Notice of 2014 Offer.  The notice in respect of such 2014 Offer will contain all instructions and materials necessary to enable such holders to receive a prepayment of the Notes pursuant to the 2014 Offer.  The notice, which will govern the terms of the 2014 Offer, will state:

(A)     that the 2014 Offer is being made pursuant to this paragraph 5I and constitutes an irrevocable offer to prepay the Notes pursuant to this paragraph 5I at the election of each holder of the Notes;

(B)     the 2014 Prepayment Amount of each holder and the anticipated 2014 Prepayment Date, which shall be February 28, 2014 (or, to the extent applicable, no more than two (2) Business Days after the 2014 Offer Period terminates); and

(C)     that upon acceptance by such holder, the Company will prepay the 2014 Prepayment Amount to which such holder is entitled (together with accrued interest and any Applicable Premium as provided in paragraph 5I(5) of this Agreement) as specified in such notice.

5I(4)           Acceptance of 2014 Offer.  To accept such 2014 Offer, a holder of Notes shall cause a notice of such acceptance to be delivered to the Company not later than the expiration of the 2014 Offer Period, provided, that failure to accept such offer in writing by such date shall be deemed to constitute an acceptance of the 2014 Offer.  If so accepted by any holder of a Note, the 2014 Prepayment Amount of such holder (together with accrued interest and any Applicable Premium as provided in paragraph 5I(5) below) shall be due and payable on the 2014 Prepayment Date.

5I(5)               Amount of 2014 Prepayment.  Prepayment of the Notes to be prepaid pursuant to this paragraph 5I shall be at an amount equal to 100% of the outstanding principal amount of such Notes being prepaid, together with accrued and unpaid interest on the principal amount being prepaid to, but not including, the date of prepayment, plus any Applicable Premium.

5I(6)               Ratable Offer.  All principal prepayments contemplated herein will be offered on a pro rata basis to all holders of the Notes, and if any holder(s) declines such prepayments, its pro rata share of such prepayments shall be reallocated on a pro rata basis to those holders accepting such prepayments.

5J  Prepayment of Notes by April 10, 2013.  The Company shall prepay the Notes in an amount equal to $4,585,828.80  ($4,815,120.24 inclusive of the Applicable Premium) plus accrued and unpaid interest on such amount to (but not including) the date of such prepayment on or before the earlier to occur of (1) one Business Day after the

Exhibit A-4

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consummation of the Sanchez Sale and (2) April 10, 2013;  it being agreed that the Company shall be deemed to have offered to make such prepayment, and the holders of the Notes shall be deemed to have accepted such offer, by the Company’s and such holders’ execution and delivery of the Fifth Amendment.”

Paragraph 6A(ii) - Financial Statements; Reserve Reports.  Paragraph 6A of the Existing Securities Purchase Agreement is hereby amended by amending and restating clause (ii) to read as follows:

“(ii) as soon as practicable and in any event within ninety (90) days after the end of each fiscal year of the Company, consolidated statements of income, cash flows and members’ equity of the Company and its Subsidiaries for such year, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holder(s) and reported on by a firm of independent public accountants of recognized national standing, whose report shall be without exception as to the scope of the audit and shall not be subject to any “going concern” or like qualification or exception (other than with respect to the fiscal year ended December 31, 2012) and shall state that such consolidated financial statements present fairly, in all material respects, the financial position of the Company and its Subsidiaries in conformity with GAAP; provided that the delivery within the time period specified above of the Company’s Form 10 K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a 3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC, together with the accountant’s report described above, shall be deemed to satisfy the requirements of this paragraph 6A(ii); provided, further, that the Company shall be deemed to have made such delivery of such Form 10 K if it shall have timely made Electronic Delivery thereof, in which event the Company shall separately deliver, concurrently with such Electronic Delivery;”

Paragraph 7B(6) - Merger and Consolidation.  Paragraph 7B(6) of the Existing Securities Purchase Agreement is hereby amended by amending and restating clause (iii) to read as follows:

“(iii)             [reserved;]”

Paragraph 7B(7) - Sale of Assets.  Paragraph 7B(7) of the Existing Securities Purchase Agreement is hereby amended and restated in its entirety as follows:

“7B(7)  Sale of Assets.

Subject to paragraph 7B(13), consummate any Asset Disposition unless:

(a)                  the Company or such Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

Exhibit A-5

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(b)                 at least 75% of the consideration received in respect of such Asset Disposition by the Company or such Subsidiary is in the form of cash or Cash Equivalents.  For purposes of this provision, each of the following will be deemed to be cash:

(1)                  any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any of its Subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee of the Notes) that are assumed by the transferee of any such assets or Equity Interests pursuant to (A) a customary novation agreement that releases the Company or such Subsidiary from further liability therefor or (B) an assignment agreement that includes, in lieu of such a release, the agreement of the transferee or its parent company to indemnify and hold harmless the Company or such Subsidiary from and against any loss, liability or other cost in respect of such assumed liability; and

(2)                 any securities, notes or other obligations received by the Company or any such Subsidiary from such transferee that are converted by the Company or such Subsidiary into cash within 180 days after the date of the Asset Disposition, to the extent of the cash received in that conversion; and

provided that the 75% limitation referred to above shall be deemed satisfied with respect to any Asset Disposition in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with the foregoing provisions on an after-tax basis, is equal to or greater than what the after-tax proceeds would have been had such Asset Disposition complied with the aforementioned 75% limitation.

[Reserved.]

Within 365 days after the receipt of any Net Available Cash from an Asset Disposition permitted by clause (i) above or any Casualty or Condemnation Event, the Company (or the applicable Subsidiary of the Company, as the case may be) may apply such Net Available Cash:

(a)                 to prepay the Notes in a manner consistent with clauses (iv)-(x), inclusive, below; or

(b)                 so long as no Default or Event of Default exists or would exist immediately before or immediately after giving effect to such Asset Disposition, to invest in Additional Assets, which Additional Assets are added to the Collateral securing the Notes.

An amount equal to any Net Available Cash from Asset Dispositions that are not applied or invested as provided in clauses (a) and (b) above will constitute “Excess Proceeds.”

Exhibit A-6

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Within ten Business Days after the aggregate amount of Excess Proceeds exceeds $1,000,000, the Company will make an irrevocable offer (an “Asset Disposition Offer”) to each holder of the Notes to prepay, at the election of each holder, a portion of the Notes held by each such holder equal to such holder’s Ratable Portion of the Excess Proceeds held by the Company and its Subsidiaries as of the date of such offer (the “Offer Amount”) at 101% of the outstanding principal amount of the Notes, plus accrued and unpaid interest, if any, to (but not including) the date of such prepayment.  If any Excess Proceeds remain after consummation of an Asset Disposition Offer, the Company or any Subsidiary of the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Agreement.  If the aggregate principal amount of Notes accepting such Asset Disposition Offer exceeds the amount of Excess Proceeds, the Company will use the Excess Proceeds to prepay the Notes on a pro rata basis based on the outstanding principal amount of the Notes at the time of such prepayment. Upon completion of each Asset Disposition Offer, the amount of Excess Proceeds will be reset at zero.

Notwithstanding the foregoing, the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, will be governed by paragraph 7B(6) of this Agreement and not by the provisions of this paragraph 7B(7).

In the event that, pursuant to the foregoing provisions of this paragraph 7B(7), the Company is required to commence an Asset Disposition Offer, it will follow the procedures specified below. The Asset Disposition Offer shall be made to all holders of Notes. The Asset Disposition Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”).

If the Asset Disposition Prepayment Date is on or after a record date and on or before the related interest payment date, any accrued and unpaid interest to (but not including) the Asset Disposition Prepayment Date will be paid to the Person in whose name a Note is registered at the close of business on such record date.

Upon the commencement of an Asset Disposition Offer, the Company will send a notice thereof to each of the holders of the Notes.  The notice will contain all instructions and materials necessary to enable such holders to receive a prepayment of the Notes pursuant to the Asset Disposition Offer. The notice, which will govern the terms of the Asset Disposition Offer, will state:

(a)                 that the Asset Disposition Offer is being made pursuant to this paragraph 7B(7) and constitutes an irrevocable offer to prepay the Notes pursuant to this paragraph 7B(7) at the election of each holder of the Notes;

(b)                 the Offer Amount, a brief description of the Asset Dispositions giving rise to the Asset Disposition Offer, a computation of the Excess Proceeds that are the subject of such Asset Disposition Offer, the length of time the Asset Disposition

Exhibit A-7

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Offer will remain open, each holder’s Ratable Portion of the Asset Disposition Offer which it is entitled to receive and the date on which such prepayment shall be made (which date shall be not more than 3 Business Days after termination of the Offer Period) (the “Asset Disposition Prepayment Date”);

(c)                 that upon acceptance by such holder, the Company will prepay the portion of the Offer Amount to which such holder is entitled as specified in such notice;

(d)                  that holders of Notes will be entitled to withdraw their election if the Company, the depositary or the paying agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the holder, the principal amount of the Note held by such holder and a statement that such holder is withdrawing his election to have such Note prepaid in connection with such Asset Disposition Offer.

To accept such Asset Disposition Offer, a holder of Notes shall cause a notice of such acceptance to be delivered to the Company not later than 5 days prior to the Asset Disposition Prepayment Date, provided, that failure to accept such offer in writing by such date shall be deemed to constitute an acceptance of the Asset Disposition Offer.  If so accepted by any holder of a Note, such offered prepayment (equal to not less than such holder’s pro rata share of the Excess Proceeds) shall be due and payable on the Asset Disposition Prepayment Date.

Prepayment of the Notes to be prepaid pursuant to this paragraph 7B(7) shall be at an amount equal to 101% of the outstanding principal amount of such Notes, together with accrued and unpaid interest on such Notes to, but not including, the date of prepayment.  The prepayment shall be made on the Asset Disposition Prepayment Date.”

Paragraph 7B(13) - Sale of Assets.  Paragraph 7B(13) of the Existing Securities Purchase Agreement is hereby amended and restated in its entirety as follows:

“7B(13)  Restrictions on Designated Transactions.

(i)       Without the prior written consent of the Required Holders, but subject to clause (ii) below, (a) sell, lease, dispose of or otherwise transfer (including, without limitation, by way of any farm-out, joint venture or similar transaction that, in each case, does not constitute a JV Transaction) any Oil and Gas Properties, whether foreign or domestic, or any Equity Interests in any Subsidiary of the Company to the extent that all or substantially all of the assets of such Subsidiary are Oil and Gas Properties, in either case other than the transactions contemplated by the Hess Settlement Documents (each, a “Sale Transaction”), or (b) enter into any joint development and/or exploration arrangements or other joint venture arrangements or any Farm-Out Agreements, any Farm-In Agreements or similar transactions (each, a “JV Transaction” and together with any Sale Transaction, each a “Designated Transaction”); provided,  however, that the consent of the Required Holders shall not be required so long as (x) no Default or Event of Default has occurred and is continuing, (y) the Company or such Subsidiary, as the

Exhibit A-8

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case may be, receives cash or, in the case of a JV Transaction, Carry Consideration, at least equal to the Fair Market Value of the asset or interest therein sold, disposed of, or transferred pursuant to such arrangement, and:

(1)                  not more than thirty (30) Business Days, and at least five  (5) Business Days, prior to the consummation of such Designated Transaction, the Company shall have made an irrevocable written offer, contingent upon consummation of such Designated Transaction (a “Designated Transaction Offer”), to each holder of the Notes to prepay upon consummation of such Designated Transaction, at the election of each holder, a portion of the Notes held by each such holder equal to such holder’s pro rata share of 10% of the aggregate Gross Consideration to be received by the Company and its Subsidiaries upon consummation of the Designated Transaction (the “Designated Transaction Prepayment Amount”) at 100% of the outstanding principal amount of the Notes being prepaid, plus accrued and unpaid interest on such amount to (but not including) the date of such prepayment, plus any Applicable Premium;

(2)                  the Designated Transaction Offer remains open for a period of at least four  (4) Business Days following receipt of such Designated Transaction Offer (the “Designated Transaction Offer Period”);

(3)                  any accrued and unpaid interest to (but not including) the date of such prepayment (the “Designated Transaction Prepayment Date”) will be paid to the Person in whose name a Note is registered;

(4)                  the notice in respect of such Designated Transaction Offer will contain all instructions and materials necessary to enable such holders to receive a prepayment of the Notes pursuant to the Designated Transaction Offer. The notice, which will govern the terms of the Designated Transaction Offer, will state:

(A)     that the Designated Transaction Offer is being made pursuant to this paragraph 7B(13) and constitutes an irrevocable offer to prepay the Notes pursuant to this paragraph 7B(13) at the election of each holder of the Notes;

(B)     the Designated Transaction Prepayment Amount, a brief description of the Designated Transaction giving rise to the Designated Transaction Offer, a computation of the aggregate Gross Consideration to be received in connection with such Designated Transaction, each holder’s pro rata share of the Designated Transaction Prepayment Amount and the anticipated Designated Transaction Prepayment Date, which shall be no more than the lesser of (i) five  (5) Business Days after the Designated Transaction Offer Period terminates and (ii) two  (2) Business Days after the Company’s or such Subsidiary’s receipt of such Gross Consideration; and

Exhibit A-9

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(C)     that upon acceptance by such holder, the Company will prepay the portion of the Designated Transaction Amount to which such holder is entitled as specified in such notice on the Designated Transaction Prepayment Date;

(5)                 to accept such Designated Transaction Offer, a holder of Notes shall cause a notice of such acceptance to be delivered to the Company not later than the expiration of the Designated Transaction Offer Period, provided, that failure to accept such offer in writing by such date shall be deemed to constitute an acceptance of the Designated Transaction Offer.  If so accepted by any holder of a Note, such offered prepayment (equal to not less than such holder’s pro rata share of 10% of the aggregate Gross Consideration actually received by the Company and its Subsidiaries upon consummation of such Designated Transaction) shall be due and payable on the Designated Transaction Prepayment Date;

(6)                  prepayment of the Notes to be prepaid pursuant to this paragraph 7B(13) shall be at an amount equal to 100% of the outstanding principal amount of the Notes being prepaid, together with accrued and unpaid interest on such amount to, but not including, the date of prepayment, plus any Applicable Premium; and

(7)                  all principal prepayments contemplated herein will be offered on a pro rata basis to all holders of the Notes, and if any holder(s) declines such prepayments, its pro rata share of such prepayments shall be reallocated on a pro rata basis to those holders accepting such prepayments.

(ii)    Notwithstanding anything contained in clause (i) above to the contrary:

(1)                  if the applicable Designated Transaction is a Sale Transaction that relates solely the Moulton Properties, the amount of the offered prepayment described in subclause (i)(1) above shall equal each applicable holder’s pro rata share of 10% of the Net Available Cash (rather than 10% of the aggregate Gross Consideration) to be received by the Company and its Subsidiaries upon consummation of such Sale Transaction;

(2)                  if the applicable Designated Transaction is a JV Transaction that includes the Sweet Home Properties or Hackberry Properties, the first $10,000,000 in the aggregate of cash proceeds the Company or any of its Subsidiaries receives in connection with all such JV Transactions shall not be subject to the prepayment requirements set forth in clause (i) above;

(3)                 except with respect to the Specified Designated Transactions,  this paragraph 7B(13) shall not apply to any Designated Transaction relating solely to Eagle Ford Assets that occurs after the date on which the principal amount of the Notes is reduced to an amount less than or equal to

Exhibit A-10

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$15,000,000 (it being understood that (x) at such time and at all times thereafter, paragraph 7B(7) shall govern all Designated Transactions with respect to the Eagle Ford Assets other than Specified Designated Transactions and (y) for the avoidance of doubt, this paragraph 7B(13) shall apply to any Specified Designated Transaction that occurs after the principal amount of the Notes is reduced to an amount less than or equal to $15,000,000);

(4)                  the EOG JV Transaction shall be excluded as a Designated Transaction; and

(5)                  this paragraph 7B(13) shall not apply to that portion of the proceeds of any Sale Transaction relating solely to the Sweet Home Properties to the extent such portion of proceeds from such Sale Transaction is governed by paragraph 5H.

(iii)  The Gross Consideration (or, to the extent applicable, Net Available Cash) received by the Company and its Subsidiaries upon consummation of any Designated Transaction not applied to a prepayment of the Notes under clause (i) or (ii) of this paragraph 7B(13) above shall be applied (1) within 365 days after receipt thereof to an investment in Eagle Ford Assets or Eaglebine Assets or (2) to prepay the Notes pursuant to a Designated Transaction Offer in a manner consistent with subclauses (i)(1)-(7), inclusive, above; provided that up to 15% of such Gross Consideration (or, to the extent applicable, Net Available Cash) may be invested in Additional Assets (provided that promptly upon making such investment (x) the Company shall give written notice thereof to the holders of Notes, and (y) such Additional Assets shall be added to the Collateral securing the Notes pursuant to documentation in form and substance satisfactory to the Required Holders) within such 365-day period.  Any such Gross Consideration or Net Available Cash not so applied within such 365 day period shall be offered to prepay the Notes pursuant to paragraph 7B(13)(i) above as if constituting amounts to be offered in prepayment of the Notes pursuant thereto, and such 365th day shall be deemed the new date of the consummation of such Designated Transaction in respect of the Gross Consideration or Net Available Cash, as applicable, for purposes of the Designated Transaction Offer in respect thereof,  and without giving effect to paragraph 7B(13)(ii).”

Paragraph 12B - Other Terms.    Paragraph 12B of the Existing Securities Purchase Agreement is hereby amended by amending and restating the following definitions as follows:

““Default Rate” shall mean, with respect to any Note, that rate of interest that is the greater of (i) 3.00% over the otherwise applicable rate of interest on the Notes at the time any Default or Event of Default occurs, and (ii) 8.00% (or, to the extent the Notes have not been indefeasibly paid in full in cash by February 28, 2014, commencing on such date and at all times thereafter, 10.00% per annum) over the yield to maturity reported as of 10:00 a.m. (New York City local time) on the Business Day next preceding the date of any applicable Default or Event of Default for actively traded on-the-run 10-Year U.S. Treasury securities on the display designated as “Page PX1” on Bloomberg

Exhibit A-11

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Financial Markets (or, if Bloomberg Financial Markets shall cease to report such yields in Page PX1 or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, then such source as is then designated by the Required Noteholders).”

““Eagle Ford Assets”  shall mean (i) the Oil and Gas Properties acquired or retained by ZaZa LLC pursuant to the Hess Agreement (excluding the working interest transferred by ZaZa LLC to Hess Corporation pursuant to the Hess Settlement Documents), (ii) the Oil and Gas Properties acquired or retained by ZaZa Energy pursuant to the Hess Settlement Documents, and (iii) Oil and Gas Properties located in the counties in which any property described in clause (i) or (ii) is located that are acquired with the proceeds of any sale of any Eagle Ford Assets including, without limitation, any assets acquired under any Permitted Asset Swap.”

““Eaglebine Assets” shall mean the Oil and Gas Properties whether now owned or hereafter acquired by the Company or any of its Subsidiaries located in Walker, Grimes and Madison Counties, Texas and as indicated on Exhibit I as “Eaglebine”.”

““Premium” shall mean any amount, howsoever denominated, payable to a lender as consideration or compensation for the prepayment of Debt, including any Applicable Premium.”

Paragraph 12B - Other Terms.  Paragraph 12B of the Existing Securities Purchase Agreement is hereby further amended by amending and restating clause (k) in the definition of “Asset Disposition” as follows:

“(k)            the EOG JV Transaction;”

Paragraph 12B - Other Terms.  Paragraph 12B of the Existing Securities Purchase Agreement is hereby further amended by deleting the definitions for “Designated Transaction Proceeds” and “Reduction Date” in their entirety.

Paragraph 12B - Other Terms.  Paragraph 12B of the Existing Securities Purchase Agreement is hereby further amended by adding the following new definitions in their proper alphabetical order to read as follows:

““2014 Offer”  shall have the meaning specified in paragraph 5I(1).”

““2014 Offer Period”  shall have the meaning specified in paragraph 5I(2).”

““2014 Prepayment Amount”  shall have the meaning specified in paragraph 5I(1).”

““2014 Prepayment Date”  shall have the meaning specified in paragraph 5I(1).”

““Applicable Premium” means, with respect to any prepayment of a Note made (a) at any time that the aggregate outstanding principal amount of the Notes exceeds

Exhibit A-12

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$25,000,000 (prior to giving effect to such prepayment), a premium equal to 5% of the principal amount of such Note being prepaid, and (b) at any time that the aggregate outstanding principal amount of the Notes exceeds $15,000,000 but is less than or equal to $25,000,000 (prior to giving effect to such prepayment), a premium equal to 3% of the principal amount of such Note being prepaid;  provided that if  any such prepayment results in the reduction of the outstanding principal amount of the Notes to $25,000,000 or less or $15,000,000 or less, as the case may be, such 5% or 3% premium, as the case may be, shall apply only to such portion in excess of $25,000,000 or $15,000,000, as the case may be, and the remaining portion of such prepayment shall be subject to a 3% premium or no premium, as the case may be.”

““Carry Consideration” means a contractual obligation arising under any JV Transaction, pursuant to which a counterparty to the Company or a Subsidiary agrees to pay on behalf of the Company or such Subsidiary certain costs (“Carried Costs”) associated with the development of the assets that were the subject of such JV Transaction and an interest in which the Company or such Subsidiary retained after the consummation of such JV Transaction. For purposes of this Agreement, the value of “Carry Consideration” shall be the Fair Market Value of Carried Costs, as determined in good faith by the board of directors or managers, as applicable, of the Company or the applicable Subsidiary, that the applicable counterparty is obligated to pay on behalf of the Company or the applicable Subsidiary under the terms of the applicable JV Transaction.”

““EOG JV Transaction” means the JV Transaction contemplated between the Company and EOG Resources, Inc. with respect to certain Eaglebine Assets as described in that certain Joint Exploration and Development Agreement effective as of March 1, 2013, by and among EOG Resources, Inc., the Company and ZaZa LLC.”

““Escrow Proceeds”  shall have the meaning specified in paragraph 5H(1).”

““Escrow/Sweet Home Offer”  shall have the meaning specified in paragraph 5H(1).”

““Escrow/Sweet Home Offer Period”  shall have the meaning specified in paragraph 5H(2).”

““Escrow/Sweet Home Prepayment Amount”  shall have the meaning specified in paragraph 5H(1).”

““Escrow/Sweet Home Prepayment Date”  shall have the meaning specified in paragraph 5H(1).”

““Gross Consideration” means cash consideration actually or constructively received, including payments made to third parties on the Company’s or any of its Subsidiaries’ behalf, in connection with any Designated Transaction or otherwise but not, for the avoidance of doubt, any Carry Consideration.”

Exhibit A-13

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““Fifth Amendment” means that certain Amendment No. 5 to Securities Purchase Agreement dated as of March 28,  2013, by and among the Company and each of the holders of Securities that is a party thereto.”

““Hackberry Properties” means Oil and Gas Properties owned by the Company or any of its Subsidiaries located in Lavaca and Colorado Counties, Texas and as indicated on Exhibit I as “Hackberry Creek Prospect”.”

““Moulton Properties” means Oil and Gas Properties owned by the Company or any of its Subsidiaries located in Fayette, Lavaca and Gonzalez Counties, Texas, and as indicated on Exhibit I as “Moulton Prospect”, including the Sable Hunter, Ring and Crabb Ranch wells, that will be sold to BEP Moulton, LLC or  a parent, affiliate or subsidiary thereof pursuant to that certain Purchase and Sale Agreement dated March 22, 2013 (as amended pursuant to a letter agreement dated March 24, 2013), between ZaZa LLC and BEP Moulton, LLC, it being understood that the properties subject to the Sanchez Sale shall not be considered part of the Moulton Properties.”

““Sanchez Sale” shall have the meaning specified in the recitals to the Fifth Amendment.”

““Specified Designated Transactions” means any Designated Transaction described in paragraph 7B(13)(ii)(1) or paragraph 7B(13)(ii)(2).”

““Sweet Home Properties” means Oil and Gas Properties owned by the Company or any of its Subsidiaries located in DeWitt and Lavaca Counties, Texas and as indicated on Exhibit I as “Sweet Home Prospect”.”

Paragraph 13C - Consent to Amendments.  Paragraph 13C of the Existing Securities Purchase Agreement is hereby amended by deleting subclause (b) in clause (ii) thereof in its entirety and substituting in lieu thereof the following:

“(b) increase the exercise price of the Warrants, change the manner in which the exercise price may be tendered, reduce the exercise period of the Warrants or change the percentage of shares of Common Stock for which the Warrants are exercisable,”

Paragraph 13T - Entire Agreement.  Paragraph 13T of the Existing Securities Purchase Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following:

“13T            Entire Agreement.  THIS WRITTEN AGREEMENT, THE AMENDED LOCK-UP AGREEMENT AND THE TRANSACTION DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.”

Exhibit A-14

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Exhibit I - Map of Oil and Gas Properties.  The Existing Securities Purchase Agreement is hereby amended by adding Exhibit D hereto as a new Exhibit I thereto.

Exhibit A-15

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Exhibit B

[Form of Warrant]

A/75465350.12

Exhibit C

[Amended and Restated Lock-Up Agreement]

A/75465350.12

Exhibit D

Map of Oil and Gas Properties

[see attached]

Exhibit A-2

A/75465350.12